UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2007

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 3, 2007, Petrohawk issued a press release with respect to the November 30, 2007 closing of the sale of the properties and related assets comprising Petrohawk’s Gulf Coast division to Milagro Development I, LP, (“Milagro”), for total consideration of $825 million. Through the closing date, the properties sold were producing approximately 100 Mmcfe/d, which was accounted for in the Company’s fourth quarter 2007 and full year 2008 production guidance issued November 8, 2007. At December 31, 2006, proved reserves associated with these properties were estimated at 204 Bcfe.

As previously disclosed in the Current Report on Form 8-K dated October 15, 2007, the purchase price consists of $700 million in cash and a $125 million note. The note will mature five years and ninety-one days from the closing date and will bear interest at 12% per annum payable in kind at Milagro’s option. The note will be a senior unsecured obligation of Milagro. Milagro may redeem the note at any time prior to one year after Closing for $100 million plus accrued and unpaid interest. If the redemption occurs prior to 150 days after the Closing, accrued interest will be waived. The economic effective date for the sale is July 1, 2007.

Item 8.01	Other Events

Effective November 30, 2007, and in connection with the closing of the sale of our Gulf Coast division, the borrowing base on our senior revolving credit facility was reduced from $900 million to $675 million. At November 30, 2007, outstanding borrowings under our senior revolving credit facility totaled $610 million.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the disposition of Petrohawk’s Gulf Coast division discussed in Item 2.01 is included as Exhibit 99.1 to this report on Form 8-K. The unaudited pro forma balance sheet as of September 30, 2007 is based on the historical statements of Petrohawk as of September 30, 2007 after giving effect to the transaction as if it had occurred on September 30, 2007. The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the fiscal year ended December 31, 2006 are based on the historical financial statements of Petrohawk for such periods after giving effect to the transaction as if it had occurred on January 1, 2006. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2006 Annual Report on Form 10-K/A, filed on June 4, 2007, and Petrohawk’s Form 10-Q for the quarter ended September 30, 2007, filed on November 8, 2007.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transaction been completed as of the dates presented nor of the future results of operations or financial position of Petrohawk.

(c) Exhibits

10.1	Agreement of Sale and Purchase By and Among Petrohawk Properties, LP, Petrohawk Energy Corporation, KCS Resources, Inc. and One-Tec, LLC collectively, as Seller and Milagro Development I, LP as Purchaser - dated October 15, 2007

10.2	Senior subordinated unsecured note of Milagro Development I, LP, as Maker

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2007, for the nine months ended September 30, 2007 and the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 6, 2007

EXHIBIT INDEX

10.1	Agreement of Sale and Purchase By and Among Petrohawk Properties, LP, Petrohawk Energy Corporation, KCS Resources, Inc. and One-Tec, LLC collectively, as Seller and Milagro Development I, LP as Purchaser - dated October 15, 2007

10.2	Senior subordinated unsecured note of Milagro Development I, LP, as Maker

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation as of September 30, 2007, for the nine months ended September 30, 2007 and the year ended December 31, 2006.